Exhibit 7.01
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares (including the Common Shares underlying the ADSs) of Gafisa S.A. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.
     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 20th day of October, 2008.

EIP BRAZIL HOLDINGS, LLC
By:	/s/ Brian Richter
	Name:	Brian Richter
	Title:	General Counsel

EI FUND II, L.P.
By:	/s/ EI FUND II GP, LLC
	Name:	EI FUND II GP, LLC
	Title:	General Partner

EI FUND II GP, LLC
By:	/s/ Brian Richter
	Name:	Brian Richter
	Title:	General Counsel

EQUITY INTERNATIONAL, LLC
By:	/s/ Brian Richter
	Name:	Brian Richter
	Title:	General Counsel

EI FUND IV PRONTO, LLC
By:	/s/ Brian Richter
	Name:	Brian Richter
	Title:	General Counsel

EI FUND IV, L.P.
By:	/s/ EI FUND IV GP, LLC
	Name:	EI FUND IV GP, LLC
	Title:	General Partner

EI FUND IV GP, LLC
By:	/s/ Brian Richter
	Name:	Brian Richter
	Title:	General Counsel